UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2010

SINOBIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144910	26-3002371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8 Zhong Tian Road Nantong City, Jiangsu Province, the People’s Republic of China 226009
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 51-385328336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

On December 22, 2009, the Sinobiopharma, Inc.’s (the “Company”) wholly-owned subsidiary, DongYing (Jiangsu) Pharmaceutical Limited Company (“DongYing”), entered into a patent transfer agreement with Lei Wang, a third party, and Lequn Huang, the Company’s chief executive officer and director, for the transfer of a patent, “Composition for Lyophilized Powder of Atracurium,” jointly owned by Mr. Wang and Mr. Huang.  The abovementioned event is reported in a current report on Form 8-K filed with the SEC on December 29, 2009.

On April 2, 2010, pursuant to the terms of the patent transfer agreement, the Company issued 1,000,000 shares of the Series A Preferred Stock (the “Preferred Stock”) to Mr. Lequn Huang as consideration for the patent.

The issuance of the Preferred Stock to Mr. Huang was exempt from registration under Section 4(2) of the Securities Act based upon our compliance with Regulation S as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Mr. Huang acquired the Preferred Stock for investment purposes for his own respective accounts and not as a nominee or agent, and not with a view to the resale or distribution thereof, with the understanding that the Preferred Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. Transfers of such shares were restricted by the Company in accordance with the requirements of the Securities Act. Mr. Huang was provided with access to our Securities and Exchange Commission filings.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws.

Effective March 29, 2010, the Company filed an Amended and Restated Articles of Incorporation, pursuant to which the Company changed its authorized capital stock to consist of 2,500,000,000 shares, consisting of 2,490,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.0001 par value.  Pursuant to the Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of the preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto.

Effective March 29, 2010, the Company filed a Certificate of Designation with the Secretary of State of Nevada whereby it designated 1,000,000 shares of preferred stock as Series A Preferred Stock, par value $.0001 per share. Each holder of the Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to 60 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1.  A copy of the Certificate of Designation for the Series A Preferred Stock is attached hereto as Exhibit 3.2.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Articles of Incorporation, dated March 29, 2010, and Certificate of Correction, dated March 31, 2010.

3.2	Certificate of Designation, dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2010

SINOBIOPHARMA, INC.

By:	/s/Lequn Huang
Lequn Huang
Chief Executive Officer